PROMISSORY NOTE

$2,500,000.00

March 20, 2013
Effective Date

1. **Definitions.** As used in this Promissory Note, the following terms shall have the following meanings.

"Lender" means Hopewell Investment Partners LLC, a Texas limited liability company, and its successors and assigns.

"Borrower" means Regional Enterprises, Inc., a Virginia corporation.

"Business Day" means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term "days" when used herein shall mean calendar days.

"Effective Date" means March 20, 2013.

"Loan Agreement" means the Term Loan and Security Agreement of even date with this Note, between Lender and Borrower, as such may be amended, renewed, extended and replaced from time to time.

"Loan Documents" means this Note, the Loan Agreement and any and all other agreements, documents, and security instruments executed and delivered in connection with this Note, and any future amendments thereto, or restatements thereof, together with any and all renewals, extensions, amendments and modifications to any such agreements, documents, and instruments.

"Loan Rate" means a fixed rate of twelve percent (12%) per annum.

"Maturity Date" means March 20, 2016.

"Maximum Rate" means the lesser of (i) a fixed rate of fourteen percent (14%) per annum and (ii) the maximum rate of interest permitted by applicable law.

"Note" means this Promissory Note and all modifications, increases, replacements, renewals, and extensions of this Promissory Note.

Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement. All terms used herein, whether or not defined in this Note, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

2. **Promise to Pay.** For value received, Borrower unconditionally hereby promises to pay to the order of Lender, at its place of business located at 8150 N. Central Expressway, Suite 1525, Dallas, Texas 75206 or at such other place as the holder of this Note may hereafter designate, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) or so much thereof as may be advanced and outstanding hereunder, in lawful money of the United States of America for the payment of private debts, together with interest on the unpaid principal balance from time to time owing hereon computed from the date hereof until maturity at a per annum rate which shall be, except as otherwise provided in this Note, the lesser of (a) the Loan Rate in effect from day to day, or (b) the Maximum Rate. Interest on this Note is computed on a 365/360 simple interest basis; that is by

applying the ratio of the annual interest over a year of 360 days times the outstanding principal balance, times the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days as the case may be. All past due principal and matured unpaid interest, at Lender's option, shall bear interest at the Maximum Rate, whether or not the maturity of the indebtedness evidenced by this Note has been accelerated. This Note is not subject to multiple advances and does not have a revolving credit feature.

3. **Payments.** This Note is payable as follows:

INTEREST ONLY PERIOD

All accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable in monthly installments beginning on April 20, 2013, and continuing on the 20th day of each succeeding calendar month through and including September 20, 2013; and

PRINCIPAL PLUS INTEREST PERIOD

Installments of principal in the amount set forth on the amortization schedule attached hereto as Exhibit "A", attached hereto and made a part hereof for all purposes, plus accrued but unpaid interest on the unpaid principal balance hereof shall be due and payable monthly, with the first of such installments of principal plus accrued but unpaid interest being due on October 20, 2013, and a like principal installment plus accrued but unpaid interest on the unpaid principal balance hereof shall be due on the 20th day of each succeeding calendar month until the Maturity Date when the outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full.

Except as expressly provided herein or in the Loan Agreement (if applicable) to the contrary, all payments on this Note may be applied by Lender to the Indebtedness in such order and manner as Lender may elect in its sole discretion. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. Dallas, Texas time shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11:00 a.m. Dallas, Texas time on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be an Event of Default. Borrower agrees that all payments of any obligation due hereunder shall be final, and if any such payment is recovered in any bankruptcy, insolvency or similar proceedings instituted by or against Borrower, all obligations due hereunder shall be automatically reinstated in respect of the obligation as to which payment is so recovered.

At the option of Lender, Borrower will pay Lender, on demand, (i) a "late charge" equal to two percent (2%) of the amount of any installment on this Note when such installment is not paid within five (5) Business Days following the date such installment is due, and (ii) a processing fee in the amount of $50.00 for each check which is provided to Lender by Borrower in payment for an obligation owing to Lender under any Loan Document but is returned or dishonored for any reason, in order to cover the additional expenses involved in handling delinquent and returned or dishonored payments.

4. **Prepayment.**

Borrower may prepay this Note in full, but not in part, before final maturity upon not less than thirty (30) days prior written notice to Borrower and payment of the hereinafter described prepayment premium. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to the loan evidenced by this Note, but in no event will Borrower ever be required to pay any unearned interest. In the event Borrower elects to prepay this Note at any time prior to the eighteenth (18th) month anniversary of the Effective Date, Borrower shall pay to Lender a prepayment premium equal to the interest (at the Loan Rate) that would have accrued and be paid on the unpaid principal balance of this Note from the date of such prepayment through such eighteenth (18th) month anniversary of the Effective Date. In the event Borrower elects to prepay the Note at any time on or after the eighteenth (18th) month anniversary of the Effective Date, no prepayment premium shall be due or payable. This provision concerning prepayment is a material consideration for Lender's agreement to fund the loan evidenced by this Note on these terms. Borrower understands that Lender would not extend the loan evidenced by this Note without this prepayment provision. Borrower agrees that the prepayment consideration set forth above is a fair and reasonable amount to compensate Lender for committing funds pursuant to the terms hereof and does not exceed the Maximum Lawful Rate.

5. **Attorney's Fees and Costs.** If Lender retains an attorney in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any of the other Loan Documents, in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, Borrower agrees to pay all costs and expenses of collection, including but not limited to, Lender's attorney's fees, whether or not any legal action shall be instituted.

6. **Waiver.** Except as otherwise provided herein and in the other Loan Documents, Borrower hereby waives all notices of nonpayment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, grace, protests, notices of protest, and any other demands or notices of any kind as to this Note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time of payments or change in the method of payments, and without further notice hereby consents to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon. Borrower agrees that Lender's acceptance of partial or delinquent payments, or failure of Lender to exercise any right or remedy contained herein or in any instrument given as security for the payment of this Note shall not be a waiver of any obligation of Borrower to Lender or constitute waiver of any similar default subsequently occurring. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

7. **Events of Default and Remedies.** At the option of Lender, the entire unpaid principal balance and accrued interest owing hereon shall at once become due and payable upon the occurrence at any time of any of the following "Events of Default" (herein so called):

A. The failure of Borrower to pay (or cause to be paid) when due any installment of principal or interest of this Note in accordance with its terms, through acceleration, or otherwise; or

B. The occurrence of any Event of Default (as defined in the Loan Agreement).

It is understood and agreed by Borrower that the foregoing "Events of Default" are cumulative and in addition to any "Default," "Defaults," "Event of Default," or "Events of Default" contained in the other Loan Documents, or other documents modifying, renewing, extending, evidencing, securing or pertaining to this Note or the loan evidenced hereby. Upon the occurrence of any of the Events of Default, then the holder hereof may, at its option, do any one or more of the following: (a) declare the entire unpaid

balance of principal and accrued, unpaid interest upon this Note to be immediately due and payable, (b) reduce any claim to judgment, (c) foreclose all liens and security interests securing payment of this Note or any part hereof, and/or (d) without notice of default or demand, pursue and enforce any of Lender's other rights and remedies provided under or pursuant to any applicable Laws or agreement. All rights and remedies of Lender shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise and whether or not Lender has initiated any foreclosure proceeding, judicial or otherwise. Failure by Lender to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such right or remedy upon the occurrence of any subsequent Event of Default. In the event that Lender, after the occurrence of an Event of Default hereunder, consults an attorney regarding the enforcement of any of its rights under this Note or if this Note is placed in the hands of an attorney for collection or if suit be brought to enforce this Note, Borrower shall pay all costs thereof, including reasonable attorneys' fees. Such costs and attorneys' fees shall include, without limitation, costs and reasonable attorneys' fees incurred by Lender in any appellate proceedings or in any proceedings under any present or future federal bankruptcy act, state receivership law or probate.

8. **Savings Clause; Ceiling Election.** (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note or any other Loan Document (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than the Note (such other indebtedness being referred to in this Section as the "Related Indebtedness"), or (c) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, *ab initio*, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and the Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Rate from time to time in effect and applicable to this Note for so long as Indebtedness is outstanding. In no event shall the

provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any other Loan Document or in any other agreement between Borrower and Lender.

(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or any other portion of the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.

(c) Definitions.

(i) As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

(ii) As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

9. **GOVERNING LAW AND VENUE.** THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS COUNTY, TEXAS AND THE LAWS (EXCLUDING CHOICE OF LAW PROVISIONS) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS NOTE. ALL LEGAL ACTIONS RELATED TO THIS NOTE SHALL BE BROUGHT IN THE APPROPRIATE COURT OF LAW LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

10. **WAIVER OF JURY TRIAL.** BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

11. TRPA. Borrower and each co-signer that is subject to the Texas Revised Partnership Act ("TRPA") agrees that Lender is not required to comply with Section 3.05(d) of the TRPA and agrees that Lender may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. Borrower and each co-signer represents and warrants that if it conducts business under an assumed name or professional name it has properly filed Assumed Name Certificates in the offices required by Chapter 36 of the Texas Business and Commerce Code.

12. LOAN PAYABLE IN FULL AT MATURITY. THE LOAN EVIDENCED BY THIS NOTE IS PAYABLE IN FULL AT MATURITY. BORROWER MUST THEN PAY THE ENTIRE UNPAID PRINCIPAL BALANCE OF THE LOAN EVIDENCED BY THIS NOTE AND UNPAID INTEREST THEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT IT OWNS, OR BORROWER WILL HAVE TO FIND A LENDER, WHICH MAY BE LENDER, WILLING TO LOAN BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY, BORROWER WILL HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER HAS OBTAINED REFINANCING FROM THE SAME LENDER.

13. **Miscellaneous.**

A. Notices or communications to be given under this Note shall be given to the respective parties in writing as set forth in the Loan Agreement.

B. Time is of the essence for this Note.

C. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

D. This Note is secured, in part, by the Security Documents to which reference is hereby made for a description of the collateral securing this Note, the nature and extent of the security, and the rights of Lender in respect thereof.

E. This Note and all the covenants, promises and agreements contained herein shall be binding upon Borrower and its successors and assigns and inure to the benefit of Lender and its successors and assigns.

F. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

14. ENTIRE AGREEMENT. THIS NOTE AND OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Effective as of the Effective Date.

REGIONAL ENTERPRISES, INC.
a Virginia corporation

By: ______________________________
Ian Bothwell,
President